Exhibit 5.1

Hogan Lovells US LLP Harbor East 100 International Drive Suite 2000 Baltimore, MD 21202 T +1 410 659 2700 F +1 410 659 2701 www.hoganlovells.com

April 4, 2025

Board of Directors

Plus Therapeutics, Inc.

2710 Reed Road, Suite 160

Houston, Texas 77051

Re: Registration Statement on Form S-3

To the addressee referred to above:

We are acting as counsel to Plus Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with its registration statement on Form S-3 (as may be amended from time to time, the “Registration Statement”), filed with the Securities and Exchange Commission on April 4, 2025, under the Securities Act of 1933, as amended (the “Act”), relating to the resale or other disposition, from time to time, by the selling securityholders named in the Registration Statement (the “Selling Stockholders”), including their transferees, pledgees, donees or successors, of up to 1,565,044,860 shares of common stock, par value $0.001, of the Company (the “Common Stock”), which are comprised of (i) 3,077,270 shares of Common Stock (the “Shares”), (ii) 19,650,000 shares of Common Stock (the “Prefunded Warrant Shares”) issuable upon exercise of prefunded warrants (“Prefunded Warrants”), (iii) 280,421,380 shares of Common Stock (the “Series A Warrant Shares”) issuable upon exercise of Series A common stock warrants (“Series A Common Stock Warrants”), and (iv) 1,261,896,210 shares of Common Stock (the “Series B Warrant Shares,” and together with the Prefunded Warrant Shares and Series A Warrant Shares, the “Warrant Shares”) issuable upon exercise of Series B common stock warrants (“Series B Common Stock Warrants,” and together with the Prefunded Warrants and Series A Common Stock Warrants, the “Warrants”), issuable by the Company to the Selling Stockholders, as described in the prospectus that forms a part of the Registration Statement (the “Prospectus”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including pdfs). As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

This opinion letter is based as to matters of law solely on the General Corporation Law of the State of Delaware, as amended. We express no opinion herein as to any other statutes, rules or regulations.

Plus Therapeutics, Inc.	- 2 -	April 4, 2025

Based upon, subject to and limited by the foregoing, we are of the opinion that, as of the date hereof:

1.	The issuance of the Shares has been duly authorized by all necessary corporate action on the part of the Company, and the Shares are validly issued, fully paid and non-assessable.

2.

The Warrant Shares have been duly authorized by all necessary corporate action on the part of the Company and, following (i) the exercise of the Warrants in accordance with their terms, (ii) receipt by the Company of the consideration for the Warrant Shares specified in the applicable Warrants, and (iii) assuming a sufficient number of authorized but unissued shares of Common Stock are available for issuance when the Warrants are exercised, the Warrant Shares will be validly issued, fully paid and nonassessable.

This opinion letter has been prepared for use in connection with the Registration Statement. We assume no obligation to advise of any changes in the foregoing subsequent to the effective date of the Registration Statement.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Act.

Very truly yours,

/s/ HOGAN LOVELLS US LLP
HOGAN LOVELLS US LLP